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                                                                    EXHIBIT 3.48

                                                                         [STAMP]

                     CERTIFICATE OF PRESIDENT AND SECRETARY
                                       OF
                            O-I HOLDING COMPANY, INC.
                               (Ohio Corporation)

                        SHOWING APPROVAL AND ADOPTION OF
                               AGREEMENT OF MERGER

          David G. VanHooser, President, and Thomas L. Young, Secretary, of O-I Holdings Company, Inc., a corporation organized and existing under the laws of Ohio, do hereby certify as such officers of said corporation that the Agreement of Merger to which this certificate is attached after having been signed on behalf of O-I Holdings Company, Inc., a corporation of the State of Ohio, the surviving corporation of this merger, was duly adopted pursuant to Title 17,
Section 1701.80 of the Revised Code of Ohio by unanimous written action of the Board of Directors of said corporation on October 31, 1991, the articles or regulations of said corporation do not require that the agreement be adopted by the shareholders or by the holders of a particular class of shares of said corporation.

          The Agreement of Merger does not conflict with the articles or regulations of said corporation and there is no change to the articles or regulations of said corporation nor any action authorized which apart from the merger would require adoption of the Agreement of Merger by the shareholders or by the holders of a particular class of shares of said corporation. The merger does not involve the issuance or transfer by the said surviving corporation to the shareholders of any of the subsidiaries which are parties to the merger of such number of shares of the surviving corporation which will entitle the holders thereof after the consummation of the merger to exercise one-sixth or more of the voting power of said corporation in the election of directors. There is no change in the directors of said corporation that would require action by the shareholders or by the holders of a particular class of said surviving corporation. That said corporation is the owner of all issued and outstanding shares of its said subsidiaries which are parties to the merger, all as set out in Section 5 of the Agreement of Merger, in which section all of said subsidiaries are identified. That the Agreement of Merger was thereby adopted by unanimous action of the Board of Directors of said O-I Holdings Company, Inc., the surviving corporation, and is the duly adopted agreement and act of said corporation.

          IN WITNESS WHEREOF David G. VanHooser, President, and Thomas L. Young, Secretary, have hereunto subscribed their names this 31st day of October, 1991.


                                                /s/ David G. VanHooser
                                                --------------------------------
                                                David G. VanHooser, President


                                                /s/ Thomas L. Young
                                                --------------------------------
                                                Thomas L. Young, Secretary

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                     CERTIFICATE OF PRESIDENT AND SECRETARY

                                       OF
                      O-I HOLDING COMPANY OF BLEDSOE COUNTY
                          O-I HOLDING COMPANY OF CENTER
                       O-I HOLDING COMPANY OF CLAY COUNTY
                     O-I HOLDING COMPANY OF FENTRESS COUNTY
                       O-I HOLDING COMPANY OF MACON COUNTY
                        O-I HOLDING COMPANY OF NEW BOSTON
                       O-I HOLDING COMPANY OF ORMOND BEACH
                     O-I HOLDING COMPANY OF SENATOBIA COUNTY
                    O-I PHYSICIANS & SURGEONS HOLDING COMPANY
                      O-I WOMENS' HOSPITAL HOLDING COMPANY

                       (Corporations of the State of Ohio)

                        SHOWING APPROVAL AND ADOPTION OF
                               AGREEMENT OF MERGER

          David G. VanHooser, President, and Thomas L. Young, Secretary, of each of the following named corporations, each of which is a corporation organized and existing under the laws of the State of Ohio:

          O-I HOLDING COMPANY OF BLEDSOE COUNTY
          O-I HOLDING COMPANY OF CENTER
          O-I HOLDING COMPANY OF CLAY COUNTY
          O-I HOLDING COMPANY OF FENTRESS COUNTY
          O-I HOLDING COMPANY OF MACON COUNTY
          O-I HOLDING COMPANY OF NEW BOSTON
          O-I HOLDING COMPANY OF ORMOND BEACH
          O-I HOLDING COMPANY OF SENATOBIA COUNTY
          O-I PHYSICIANS & SURGEONS HOLDING COMPANY
          O-I WOMENS' HOSPITAL HOLDING COMPANY

do hereby certify as such officers of each of said corporations that the Agreement of Merger to which this certificate is attached was duly approved by the Board of Directors of each of such corporations by unanimous written action on October 31, 1991, pursuant to its Articles of Incorporation and in accordance with the laws of the State of Ohio. Pursuant to the provisions of Section 1701.80 of the Revised Code of Ohio and its Articles of Incorporation no vote of the shareholders of any of said corporations was required to approve and adopt the Agreement of Merger. All of the shares of each of said corporations are owned by O-I Holdings Company, Inc., the surviving parent corporation. Thus, such ownership constitutes more than 90% of each class of the outstanding shares of said corporations. The manner of approval of the Agreement of Merger and the action by the directors constituted the adoption of the Agreement of Merger by each of said corporations pursuant to and in conformity with the laws of Ohio

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and is thereby the duly adopted agreement and act of each of said corporations named above.

          IN WITNESS WHEREOF, David G. VanHooser, President, and Thomas L. Young, Secretary, of each of the corporations named above as subsidiaries of O-I Holdings Company, Inc. have hereunto subscribed their names this 31st day of October, 1991.

                                                /s/ David G. VanHooser
                                                --------------------------------
                                                David G. VanHooser, President


                                                /s/ Thomas L. Young
                                                --------------------------------
                                                Thomas L. Young, Secretary

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